UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16333 Phoebe, La Mirada, CA	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities

On March 31, 2011, BioLargo, Inc. (the “Company”) elected to convert $913,625 outstanding principal amount of convertible promissory notes sold in a private securities offering that began in March 2008 (the “Spring 2008 Offering”). In addition to principal, the Company elected to convert $76,051 of accrued and unpaid interest due on the notes. Pursuant to the terms of the convertible promissory notes, the notes were converted at a rate of $1.35 per share, into an aggregate 733,108 shares of our common stock.

Pursuant to a private securities offering that began January 15, 2011 (the “Winter 2011 Offering”), as of March 31, 2011, the Company sold 778,631 shares of its common stock for $0.35 per share to 15 investors.

Subsequent to the date of the Company’s last periodic report dated November 15, 2010 and pursuant to a private offering that began July 12, 2010 (the “Summer 2010 Offering”), the Company sold 2,525,006 shares of its common stock for $0.30 per share to 28 investors.

All of these offerings and sales were made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and/or Regulation D promulgated thereunder as not involving a public offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2011	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer